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                                                                      EXHIBIT 13

                             FORM 906 CERTIFICATION

      The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Mario Valcarce, the Chief Executive Officer and Alfredo Ergas, the Chief Financial Officer of Enersis, each certifies that, to the best of his knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Enersis.

      Date: June 30, 2004

                                         /s/ Mario Valcarce
                                        ---------------------------------
                                         Mario Valcarce
                                         Chief Executive Officer

                                         /s/ Alfredo Ergas
                                        ---------------------------------
                                         Alfredo Ergas
                                         Chief Financial Officer